                                                                     EXHIBIT 1.1



                                                                  Execution Copy



                                  $115,000,000

                              QUADRAMED CORPORATION

               5.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005

                               PURCHASE AGREEMENT

                                                                  April 27, 1998

SALOMON SMITH BARNEY
SMITH BARNEY INC.
BEAR, STEARNS & CO. INC.
BT ALEX. BROWN INCORPORATED
c/o SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

        QuadraMed Corporation, a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchasers (the "Initial Purchasers"), $100,000,000 aggregate principal amount of its 5.25% Convertible Subordinated Debentures due 2005 (the "Firm Debentures"). The Company also proposes, upon the terms and conditions set forth herein, to issue and sell to the Initial Purchasers up to an additional $15,000,000 aggregate principal amount of its 5.25% Convertible Subordinated Debentures due 2005 (the "Additional Debentures"). The Firm Debentures and the Additional Debentures are hereinafter collectively referred to as the "Debentures." The Debentures will be issued pursuant to the provisions of an Indenture, to be dated as of May 1, 1998 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). The Company's common stock, $.01 par value per share, is hereinafter referred to as the "Common Stock."

        The Company wishes to confirm as follows its agreement with the Initial Purchasers in connection with the purchase and resale of the Debentures.

        1. Preliminary Offering Memorandum and Offering Memorandum. The Debentures will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated April 17, 1998 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated April 27, 1998 (the "Offering Memorandum"), setting forth information regarding the Company and the Debentures. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Exchange Act") which are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto. The Company hereby confirms



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that it has authorized the use of the Preliminary Offering Memorandum and the
Offering Memorandum in connection with the offering and resale of the Debentures by the Initial Purchasers.

        The Company understands that the Initial Purchasers propose to make offers and sales (the "Exempt Resales") of the Debentures purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and
(7) under Regulation D of the Act) ("Accredited Investors") in private sales exempt from registration under the Act and (iii) outside the United States to persons other than U.S. persons in reliance upon Regulation S ("Regulation S") under the Act (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers"). As used herein the terms "United States" and "U.S. persons" have the meaning given them in Regulation S.

        It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Debentures (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof (including the Common Stock)) shall bear the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS
     (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR
     (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED



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     INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR
     SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S [TRANSFER AGENT'S] RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE [TRANSFER AGENT]. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.

        It is also understood and acknowledged that holders (including subsequent transferees) of the Debentures and, if such Debentures are subsequently converted into Common Stock, the Common Stock, will have the registration rights set forth in, and subject to the terms of, the registration rights agreement (the "Registration Rights Agreement"), to be dated the date hereof, in substantially the form of Exhibit A hereto. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents".

        Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture or the Offering Memorandum.

        2. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the several Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, the principal amount of Firm Debentures set forth opposite the name of such Initial Purchaser in Schedule I hereto.

        (a)(b) The Company also agrees, subject to all the terms and conditions set forth herein, to sell to each Initial Purchaser, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser shall have the right to purchase from the Company pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Offering Memorandum (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), the principal amount of Additional Debentures set forth opposite the name of such Initial Purchaser in Schedule I hereto at the same purchase price as the Firm Debentures, plus accrued interest, if any, from the date of issuance of the Firm Debentures to the date of delivery and payment.

        (c) Each Initial Purchaser has advised the Company that it proposes to offer the Debentures for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Initial Purchaser hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser (i) is purchasing the Debentures pursuant to a private sale exempt from registration under the Act, (ii) will not solicit offers for, or offer or sell, the Debentures by means



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of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and
(iii) will solicit offers for the Debentures only from, and will offer, sell or deliver the Debentures as part of its initial offering, only to (A) persons in the United States whom such Initial Purchaser reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A, (B) to a limited number of Accredited Investors that make the representations to and agreements with the Company specified in Annex A to the Offering Memorandum in private sales exempt from registration under the Act and (C) outside the United States to persons other than U.S. persons in reliance on Regulation S. Each Initial Purchaser has advised the Company that it will offer the Debentures to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Firm Debentures. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

        (d) Each Initial Purchaser represents and warrants that it (i) has not offered or sold, and will not offer or sell, directly or indirectly, any of the Debentures in the United Kingdom by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985), (ii) has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by such Initial Purchaser in relation to the Debentures in, from or otherwise involving the United Kingdom and (iii) has only issued or passed on and will only issue or pass on in or from the United Kingdom to any person any document received by such Initial Purchaser in connection with the issue of the Debentures if the recipient is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended.

        (e) Each Initial Purchaser represents and warrants that it has offered and sold the Debentures and agrees that it will offer and sell the Debentures
(i) as part of its distribution at any time or (ii) otherwise during such restricted period as may be required or imposed by applicable law, only in accordance with Rule 903 of Regulation S or as otherwise permitted pursuant to paragraph (c) above. Accordingly, the Initial Purchaser represents and agrees that neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Debentures, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Such Initial Purchaser agrees that, at or prior to confirmation of the sale of Debentures other than a sale pursuant to Rule 144A, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Debentures from such Initial Purchaser during the restricted period a confirmation or notice to substantially the following effect:

        "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise during such restricted period as may be required or imposed by applicable law, except in either case in accordance with Regulation S (or Rule 144A) under the Securities Act. Terms used above have the meaning given to them by Regulation S."



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        The Initial Purchasers understand that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c)(xviii) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and agreements and each Initial Purchaser hereby consents to such reliance.

        3. Delivery of the Debentures and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Firm Debentures shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 a.m., New York City time, on May 1, 1998 (the "Closing Date"). The place of closing for the Firm Debentures and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

        Delivery to the Initial Purchasers of and payment for any Additional Debentures to be purchased by the Initial Purchasers shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Initial Purchasers to the Company of the Initial Purchasers' determination to purchase the principal amount of Additional Debentures specified in such notice. The place of closing for any Additional Debentures and the Option Closing Date for such Additional Debentures may be varied by agreement between the Initial Purchasers and the Company.

        The Firm Debentures and any Additional Debentures which the Initial Purchasers may elect to purchase will be delivered to the Initial Purchasers against payment of the purchase price therefor by certified or official bank check or checks or wire transfer payable in immediately available funds to the order of the Company. The Debentures will be evidenced by a single global security in definitive form (the "Global Debenture") and/or by additional definitive securities, and will be registered, in the case of the Global Debenture, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 1:00 p.m., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. The Debentures to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

        4. Agreements of the Company. The Company agrees with the several Initial Purchasers as follows:

        (a) The Company will advise the Initial Purchasers promptly and, if requested by it, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or other), business, properties, net worth or results of operations, or of the happening of any event which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with any law.

        (b) The Company will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.



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                                       1

        (c) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised or file any document which upon filing becomes an Incorporated Document, without delivering a copy of such document to the Initial Purchasers, prior to or concurrently with such filing.

        (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Debentures are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Debentures are offered by the Initial Purchasers and by all dealers to whom Debentures may be sold, in connection with the offering and sale of the Debentures.

        (e) If, at any time prior to completion of the distribution of the Debentures by the Initial Purchasers to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Initial Purchasers should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto of such document, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof. In the event that the Company and the Initial Purchasers agree that the Offering Memorandum should be amended or supplemented, or that a document should be filed under the Exchange Act which upon filing becomes an Incorporated Document, the Company, if reasonably requested by the Initial Purchasers, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

        (f) The Company will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Debentures and the Common Stock issuable upon conversion of the Debentures for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Debentures, in any jurisdiction where it is not now so subject.

        (g) So long as any of the Debentures are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as available and upon request, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request.

        (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchasers



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terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and expenses of their counsel) reasonably incurred by them in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

        (i) The Company will apply the net proceeds from the sale of the Debentures to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum.

        (j) Without the prior consent of Smith Barney Inc., prior to the expiration of 90 days after the date of the Offering Memorandum, the Company will not offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) or grant any options or warrants to purchase Common Stock, except for (i) the sale of the Debentures to the Initial Purchasers pursuant to this Agreement and issuances of Common Stock upon conversion of Debentures, (ii) grants of options pursuant to the Company's Plan, (iii) issuances of Common Stock upon exercise of options and warrants outstanding at the date hereof or issued in accordance with the foregoing clause (ii) and (iv) issuances of Common Stock (or any securities convertible into or exercisable for Common Stock) in connection with the acquisition of any related business, product or technology; provided, however, that in the case of issuances pursuant to clause (iv) above, any such shares of Common Stock issued in acquisitions shall be contractually restricted from resale for at least the duration of the 90-day restricted period described above; and, provided further, however, that Common Stock issued in connection with the Company's acquisition of Medicus Systems Corporation ("Medicus") shall not be restricted from resale. The Company has caused or will cause each of its current directors and executive officers to furnish a letter or letters, in the form of Exhibit A hereto, pursuant to which each such person shall agree not to offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) for a period of 90 days after the date of the Offering Memorandum without the prior written consent of Smith Barney Inc., except as otherwise provided therein.

        (k) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Debentures to facilitate the sale or resale of the Debentures. Except as permitted by the Act, the Company will not distribute any offering material in connection with the Exempt Resales.

        (l) The Company will use its reasonable best efforts to cause the Debentures to be eligible for trading on PORTAL.

        (m) The Company will have, as of the date of this Agreement and for so long as the Debentures are outstanding, available free from pre-emptive rights, and reserved for issuance upon conversion of the Debentures, a number of authorized but unissued shares of Common Stock which, when added to the number of shares of Common Stock held in its treasury, will be sufficient to honor the conversion in full of all outstanding Debentures.

        (n) From and after the Closing Date, so long as any of the Debentures are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Act or, if



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

earlier, until two years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Debentures and prospective purchasers of Debentures designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Debentures.

        (o) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Debentures in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Debentures.

        (p) The Company agrees to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Debentures by DTC for "book entry" transfer.

        (q) The Company agrees that prior to any registration of the Debentures pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "1939 Act") and will cause to be entered into any necessary supplemental indentures in connection therewith.

        5. Representations and Warranties of the Company. The Company represents and warrants to the several Initial Purchasers that:

        (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Debentures have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been received by the Company and, to the Company's knowledge, no proceeding for that purpose has commenced or is pending or is contemplated.

        (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

        (c) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such document was filed), conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and



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

will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (d) The Indenture has been duly and validly authorized by the Company and, upon its execution, delivery and performance by the Company and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and conforms in all material respects to the description thereof in the Offering Memorandum; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Debentures contemplated hereby or in connection with the Exempt Resales.

        (e) The Debentures have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the Debentures will conform in all material respects to the description thereof in the Offering Memorandum.

        (f) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, except as set forth in the Offering Memorandum, similar rights and were issued and sold in compliance with all applicable Federal and state securities laws; the Common Stock to be issued upon conversion of the Debentures will be, prior to its issuance, duly authorized and reserved for issuance and, when delivered upon conversion of the Debentures, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the authorized capital stock of the Company conforms in all material respects to the description thereof in the Offering Memorandum.

        (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

        (h) All of the Company's subsidiaries listed on Schedule II (as defined in the Act) are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, with the exception of Medicus, are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance ("Liens"), except as described in the Offering Memorandum. Upon completion of the Medicus Acquisition (as defined in the Offering Memorandum), all of the outstanding shares of capital stock of Medicus will be wholly owned by the Company directly, free and clear of any Liens.

        (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Debentures or the consummation of the transactions contemplated by the Operative Documents. There are no material agreements, contracts, indentures, leases or other instruments that are not described in the Offering Memorandum or that are required to be filed as an exhibit to any Incorporated Document that are not so filed. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees, and, to the Company's knowledge, no such action or dispute is threatened.

        (j) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where any such violation or violations in the aggregate would not have a Material Adverse Effect or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as may be disclosed in the Offering Memorandum.

        (k) Neither the issuance, offer, sale or delivery of the Debentures, the issuance of Common Stock upon conversion of the Debentures or the payment to holders of Debentures of an amount of cash equal to the market price of the underlying Common Stock in lieu of conversion into Common Stock in accordance with the terms of the Indenture, the execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Debentures and the Common Stock in accordance with the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

        (l) The accountants, Arthur Andersen LLP and Deloitte & Touche LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), each are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

        (m) The financial statements (historical and pro forma), together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the assumptions used in preparing the pro forma financial information and related notes and schedules included in the Offering Memorandum are reasonable; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company.

        (n) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

        (o) Except as disclosed in the Offering Memorandum (or any amendment or supplement thereto), subsequent to the date as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

        (p) The Company and the Subsidiaries do not own any real property. All of the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate would not be expected to have a Material Adverse Effect.

        (q) Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Debentures, will not distribute any offering material in connection with the offering and sale of the Debentures other than the Preliminary Offering Memorandum and Offering Memorandum.

        (r) Each of the Company and the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective business in the manner described in the Offering Memorandum except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed in all material respects all of their respective material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that would not be expected to have a Material Adverse Effect.

        (s) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

        (t) Except as disclosed in the Offering Memorandum, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect.

        (u) No holder of any security of the Company (other than holders of the Debentures and holders of shares of Common Stock received upon conversion thereof) has any right to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, except as described in the Offering Memorandum. Except as described in or contemplated by the Operative Documents or the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

        (v) The Company is not and, upon sale of the Debentures to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (w) When the Debentures are issued and delivered pursuant to this Agreement, such Debentures will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

        (x) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Debentures in a manner that would require the registration of the Debentures under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Debentures.

        (y) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Debentures by the Initial Purchasers.

        (z) Assuming (i) that the representations and warranties in Section 2 hereof are true, (ii) the Initial Purchasers comply with the covenants set forth in Section 2 hereof and (iii) that each person to whom the Initial Purchasers offer, sell or deliver the Debentures is a Qualified Institutional Buyer, an Accredited Investor or a person other than a U.S. person outside the United States in reliance on Regulation S under the Act, the purchase and sale of the Debentures pursuant hereto (including the Initial Purchasers' proposed offering of the Debentures on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act.

        (aa) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Debentures to the Initial Purchasers or by the Initial Purchasers to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

        (bb) The Company is not required to obtain stockholder consent or approval pursuant to the rules of the Nasdaq National Market in connection with the offering and sale of the Debentures.

        (cc) Except as disclosed in the Offering Memorandum, the Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Offering Memorandum to be conducted. Except as set forth in the Offering Memorandum under the caption "Business--Intellectual Property," (a) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company's best knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the

Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company's best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company's knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Offering Memorandum as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

        Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Debentures shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

        6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls each Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchasers furnished in writing to the Company by or on behalf of any Initial Purchaser expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Debentures by such Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and such Initial Purchaser sold Debentures to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to such Initial Purchaser on a timely basis. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        (b) If any action, suit or proceeding shall be brought against any Initial Purchaser or any person controlling such Initial Purchaser in respect of which indemnity may be sought against the Company, such Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses.

Such Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchaser or such controlling person and the indemnifying parties and the Initial Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchasers and controlling persons not having actual or potential differing interests with the Initial Purchasers or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchasers, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

        (c) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, and its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act to the same extent as the indemnity from the Company to each Initial Purchaser set forth in paragraph (a) hereof, but only with respect to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Initial Purchaser pursuant to this paragraph (c), each Initial Purchaser shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Initial Purchaser's expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to each Initial Purchaser by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which each Initial Purchaser may otherwise have.

        (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Debentures, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Offering Memorandum; provided that, in the event that the Initial Purchasers shall have purchased any Additional Debentures hereunder, any determination of the relative benefits received by the Company or the Initial Purchasers from the offering of the Debentures shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Initial Purchasers, from the sale of such Additional Debentures, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The Company and the several Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Debentures underwritten by it and distributed to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Debentures and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Initial Purchaser or any person controlling such Initial Purchaser, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

        (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        7. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Firm Debentures hereunder are subject to the following conditions:

        (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Debentures in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

        (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Debentures, or
(ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchasers, materially adversely affect the market for the Debentures.

        (c) The Initial Purchasers shall have received on the Closing Date an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority, and all Permits as are required under applicable law, to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto); the Company is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing or to have such Permits does not have a Material Adverse Effect;

               (ii) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Offering Memorandum; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Offering Memorandum under the caption "Description of Capital Stock";

               (iii) All the shares of capital stock of the Company outstanding prior to the issuance of the Debentures have been duly authorized and validly issued, are fully paid and nonassessable;

               (iv) The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and when issued and delivered upon conversion of the Debentures will be validly issued, fully paid and nonassessable and will be free of any (A) preemptive rights under the Company's Certificate of Incorporation or applicable Delaware law or (B) to the knowledge of such counsel, and except as set forth in the Offering Memorandum, similar rights that entitle or will entitle any person to acquire any Common Stock upon the issuance of the Debentures and the issuance of the Common Stock upon conversion of the Debentures by the Company;

               (v) The Company has corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to issue, sell and deliver the Debentures to be sold by it to the Initial Purchasers as provided herein, and this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and are valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of the Company's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

               (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Debentures contemplated hereby or in connection with the Exempt Resales;

               (vii) The Debentures have been duly and validly authorized by the Company and when executed by the Company in accordance with the Indenture and, assuming due authentication of the Debentures by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

               (viii) Neither the offer, sale or delivery of the Debentures, the issuance of Common Stock upon conversion of the Debentures or the payment to holders of Debentures of an amount of cash equal to the market price of the underlying Common Stock in lieu of conversion into

Common Stock in accordance with the terms of the Indenture, the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, the certificate or articles of incorporation or bylaws or other organizational documents of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or its properties is bound that is an exhibit to any Incorporated Document or is known to such counsel, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any material agreement or instrument to which it is a party or by which it may be bound or to which any of the Company's property or assets is subject that is an exhibit to any Incorporated Document or is known to such counsel, nor will any such action result in any violation in any material respect of any existing law, or any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws and, in the case of the Registration Rights Agreement, the Act and the Exchange Act and the 1939 Act), judgment, injunction, order or decree known to such counsel, applicable to the Company or any of its properties;

               (ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Exchange Act, or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures, or such as may be required to qualify the Indenture under the 1939 Act, and such as may be required in connection with the performance by the Company of its obligations under the Registration Rights Agreement, as to which such counsel need not express an opinion) for the valid issuance and sale of the Debentures to the Initial Purchasers as contemplated by this Agreement;

               (x) To the knowledge of such counsel, (A) other than as described or contemplated in the Offering Memorandum (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company, or to which the Company, or any of its property, are subject, which are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Debentures or the consummation of the transactions contemplated by the Operative Documents;

               (xi) The statements in the Offering Memorandum under the captions "Description of Debentures" and "Certain United States Federal Tax Considerations," insofar as such statements constitute summaries of the documents and legal matters referred to therein, fairly summarize, in all material respects, such documents and legal matters;

               (xii) When the Debentures are issued and delivered pursuant to this Agreement, such Debentures will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system;

               (xiii) It is not necessary in connection with the offer, sale and delivery of the Debentures to the Initial Purchasers in the manner contemplated by this Agreement or in connection with Exempt Resales to register the Debentures under the Securities Act;

               (xiv) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Debentures by the Initial Purchasers;

               (xv) The Company is not required to obtain stockholder consent or approval pursuant to the rules of the Nasdaq National Market in connection with the issuance, offering and resale of the Debentures; and

               (xvi) Although such counsel have not undertaken, except as otherwise indicated in their opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Offering Memorandum, such counsel have participated in the preparation of the Offering Memorandum, including review and discussion of the contents thereof, and have reviewed the Incorporated Documents, and nothing has come to the attention of such counsel that has caused them to believe that the Offering Memorandum, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Offering Memorandum, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference in the Offering Memorandum and information furnished by or on behalf of the Initial Purchasers).

        The opinion of such counsel shall be limited to the laws of the United States, the State of California and the internal corporation law of the State of Delaware.

        (d) The Initial Purchasers shall have received on the Closing Date an opinion of Keith M. Roberts, Esq., General Counsel of the Company, dated the Closing Date and addressed to the Initial Purchaser to the effect that:

               (i) Each Significant Subsidiary (as listed on Schedule III) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority, and all Permits as are required under applicable law, to own, lease, and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto); each Subsidiary is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing or to have such Permits does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, with the exception of Medicus, to the knowledge of such counsel, are wholly owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance ("Lien"), except as described in the Offering Memorandum; and upon completion of the Medicus Acquisition (as defined in the Offering Memorandum), all of the outstanding shares of capital stock of Medicus will be wholly owned by the Company directly, free and clear of any Liens;

               (ii) Neither the offer, sale or delivery of the Debentures, the issuance of Common Stock upon conversion of the Debentures, the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, the certificate or articles of incorporation or bylaws or other organizational documents of any of the Significant Subsidiaries or any material agreement, indenture, lease or other instrument to which any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to any Incorporated Document or is known to such counsel, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Significant Subsidiaries pursuant to the terms of any material agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject that is an exhibit to any Incorporated Document or is known to such counsel, nor will any such action result in any violation in any material respect of any existing law, or any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws and, in the case of the Registration Rights Agreement, the Act and the Exchange Act and the 1939 Act), judgment, injunction, order or decree known to such counsel, applicable to any of the Significant Subsidiaries or any of their respective properties;

               (iii) To the knowledge of such counsel, other than as described or contemplated in the Offering Memorandum (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against any of the Subsidiaries, or to which any of the Subsidiaries, or any of their property, are subject, which are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Debentures or the consummation of the transactions contemplated by the Operative Documents;

               (iv) Except as described in the Offering Memorandum, such counsel does not know of any outstanding option, warrant or other right calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and except as described in the Offering Memorandum, such counsel does not know of any holder of any securities of the Company (except for holders of the Debentures and the Common Stock issuable upon conversion thereof) or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Debentures or the right to have any Common Stock or other securities of the Company included in the Shelf Registration Statement or the right, as a result of the consummation of the transactions contemplated by the Operative Documents, to require registration under the Act of any shares of Common Stock or other securities of the Company;

        (e) The Initial Purchasers shall have received on the Closing Date an opinion of Willkie Farr & Gallagher, counsel for the Initial Purchasers, dated the Closing Date, and addressed to the Initial Purchasers, with respect to the matters referred to in clauses (iv) (other than subclause (B) thereof), (v),
(vi), (vii), (xiii) and (xiv) of the foregoing paragraph (c) and such other related matters as the Initial Purchasers may request.

        (f) The Initial Purchasers shall have received letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date, from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchasers.

        (g)(i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this Section 7(g) and in Section 7(h) hereof.

        (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

        (i) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

        (j) The Debentures shall have been approved for trading on PORTAL.

        (k) The Company shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

        Any certificate or document signed by any officer of the Company and delivered to the Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the statements made therein.

        The obligations of the Initial Purchasers to purchase any Additional Debentures hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 7, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) and paragraph (k) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d) and (f) shall be revised to reflect the sale of Additional Debentures.

        8. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, the Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Debentures; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Debentures, including any stamp taxes in connection with the original issuance and sale of the Debentures; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Debentures; (v) the application for quotation of the Debentures on PORTAL; (vi) the qualification of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Company of its obligations under the Registration Rights Agreement; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. The Company hereby agrees that it will pay in full on the Closing Date the fees and expenses referred to in clause (vi) of this Section 8 by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel in the requisite amount.

        9. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Initial Purchasers, or by the Initial Purchasers, by notifying the Company.

        Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

        10. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of the Initial Purchasers to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Debentures), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering of the Debentures on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Debentures by the Initial Purchasers. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

        11. Information Furnished by the Initial Purchasers. The statements set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page and in the third, fourth and sixth paragraphs under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 5(b) and 6 hereof.

        12. Miscellaneous. Except as otherwise provided in Sections 4, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 80 East Sir Francis Drake Blvd., Ste. 2A, Larkspur, CA 94939,
Attention: James D. Durham, Chief Executive Officer, or (ii) if to the Initial Purchasers, c/o Smith Barney Inc., 388 Greenwich Street, New York, NY 10013,
Attention: Manager, Investment Banking Division.

        This Agreement has been and is made solely for the benefit of the Initial Purchasers, the Company, its directors, its officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchasers of any of the Debentures in his status as such purchaser.

        "Salomon Smith Barney" shall mean Smith Barney Inc. or Salomon Brothers Inc., to the extent that either such party is a signatory to this Agreement.

        13. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

        Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

                                         Very truly yours,


                                         QUADRAMED CORPORATION



                                         By:    /s/ John V. Cracchiolo
                                                -----------------------------
                                         Name:  John V. Cracchiolo
                                         Title: Executive Vice President and
                                                Chief Financial Officer

Confirmed as of the date first above mentioned.

Salomon Smith Barney
Smith Barney Inc.
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated

By:  Smith Barney Inc.

By:   /s/ Benjamin D. Lorello
    ----------------------------
    Name: Benjamin D. Lorello
    Title: Managing Director

                                   SCHEDULE I



                                     Principal Amount of                     Principal Amount of
        Initial Purchaser              Firm Debentures                      Additional Debentures
        -----------------            -------------------                    ---------------------
Smith Barney Inc.                      $ 60,000,000                                $ 9,000,000
Bear, Stearns & Co. Inc.               $ 20,000,000                                $ 3,000,000
BT Alex. Brown Incorporated
                                       $ 20,000,000                                $ 3,000,000


           Total:                      $100,000,000                                $15,000,000
                                        ===========                                 ==========


                                   SCHEDULE II



                              List of Subsidiaries

                           Medicus Systems Corporation
                        QuadraMed Acquisition Corporation
                              FRA Acquisition Inc.

                                                                       EXHIBIT A



    [LETTERHEAD OF EXECUTIVE OFFICER, DIRECTOR OR SIGNIFICANT STOCKHOLDER OF
                             QUADRAMED CORPORATION]


                              QuadraMed Corporation
         Offering of 5.25% Convertible Subordinated Debentures Due 2005


                                                                  April 27, 1998


Smith Barney Inc.
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Purchase Agreement (the "Underwriting Agreement"), between QuadraMed Corporation, a Delaware corporation (the "Company"), and each of you as Initial Purchasers named therein, relating to an offering without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act of 5.25% Convertible Subordinated Debentures Due 2005 (the "Debentures "), of the Company.

        In order to induce you to enter into the Purchase Agreement, the undersigned will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of common stock, par value $.01 per share (the "Common Stock"), of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Smith Barney Inc.

        If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.



                                        Yours very truly,



                                        [SIGNATURE OF OFFICER, DIRECTOR OR
                                        SIGNIFICANT STOCKHOLDER]



                                        [NAME AND ADDRESS OF OFFICER, DIRECTOR
                                        OR SIGNIFICANT STOCKHOLDER]



                                       2